Exhibit 99.1

               WESTERN SIERRA BANCORP REPORTS RECORD PROFITABILITY

CAMERON PARK, Calif., July 18 /PRNewswire-FirstCall/ -- Western Sierra Bancorp (Nasdaq: WSBA), a multi-bank holding company, headquartered in Cameron Park, Calif., announced results for the second quarter ended June 30, 2005.


    Financial Highlights from the second quarter of 2005 vs. 2004:

    -- An increase in GAAP net income of $410,000 or 11.1% to $4.09 million
    -- An increase in GAAP net income excluding terminated merger expenses of
       $233,000, net of tax, to $4.32 million or 17.5%
    -- An increase in Diluted GAAP EPS to $0.51 from $0.47 or 8.5%
    -- An increase in Diluted GAAP EPS excluding terminated merger expenses to
       $0.54 from $0.47 or 14.9%
    -- ROA and ROE of 1.35% and 14.12%, as compared to 1.32% and 14.94%
    -- ROA and ROE excluding terminated merger expenses of 1.42% and 14.93%, as compared to 1.32% and 14.94%
    -- Return on Tangible Equity of 19.87% as compared to 22.90%
    -- Return on Tangible Equity excluding terminated merger expenses of
       21.14% as compared to 22.90%
    -- Total assets increased $84 million or 7% to $1.26 billion
    -- Total loans increased $124 million or 14% to $997 million
    -- Net interest margin increased 22 basis points to 5.33% versus 5.11%
        (increase of 5 bps from Q1 2005)
    -- Efficiency Ratio increased to 56.9% from 55.6%
    -- Continued asset quality with nonperforming assets at just 0.13% of ending assets

Financial Highlights from the six-month period ended June 30, 2005 vs.
2004:

    -- An increase in GAAP net income of $968,000 or 13.5% to $8.11 million
    -- An increase in GAAP net income excluding terminated merger expenses of
       $233,000, net of tax, to $8.35 million or 16.8%
    -- An increase in Diluted GAAP EPS to $1.02 from $0.91 or 12.1%
    -- An increase in Diluted GAAP EPS excluding terminated merger expenses to
       $1.05 from $0.91 or 15.4%
    -- ROA and ROE of 1.35% and 14.38%, as compared to 1.32% and 14.84%
    -- ROA and ROE excluding terminated merger expenses of 1.39% and 14.80%, as compared to 1.32% and 14.84%
    -- Return on Tangible Equity of 20.44% as compared to 23.02%
    -- Return on Tangible Equity excluding terminated merger expenses of
       21.10% as compared to 23.02%
    -- Net interest margin increased 10 basis points to 5.31% versus 5.21%
    -- Efficiency Ratio increased to 56.8 % from 55.8%

    Management Comments

Gary D. Gall, President and CEO of Western Sierra Bancorp, stated, "Diluted EPS, excluding terminated merger costs, has grown 14.9% for the quarter and 15.4% year to date. Our performance continues to be driven by solid loan growth and excellent credit quality."

Discussion of Non-GAAP Financial Measures

In order to assist investors in comparing what management believes to be the Company's core operating results from one period to another, included herein are financial measures that exclude the effect of "terminated merger expenses". In November 2004, the Company entered into a definitive agreement to acquire Gold Country Financial Services Inc. This agreement was terminated by the mutual consent of both parties in June of 2005. Approximately $400,000 ($233,000 after tax) in legal, consulting, data processing, accounting and other merger costs were incurred and capitalized while the transaction was pending. Management does not expect a similar charge to be incurred in the foreseeable future. In management's view, net income excluding terminated merger expenses assist investors in better understanding the comparative core operating performance of the Company.

Record Earnings and Returns

The Company reported record GAAP net income of $4,091,000 for the quarter or $0.51 per diluted share, an increase of $410,000 or 11.1% over the quarter ended June 30, 2004.. Excluding terminated merger costs of $233,000 after tax, net income for the quarter ended June 30, 2005 was $4,324,000 or $0.54 per diluted share, an increase of $643,000 or 17.5% over the same period in 2004.

For the six-month period ended June 30, 2005, the Company reported GAAP Net income of $8,114,000 or $1.02 per diluted share, an increase of $968,000 or 13.5% over the same period in 2004. Excluding terminated merger costs of $233,000 after tax, net income for the six-month period ended June 30, 2005 was $8,347,000 or $1.05 per diluted share, an increase of $1,201,000 or 16.8% over the same period in 2004.

For the twelve month period ended June 30, 2005 (trailing twelve months) GAAP net income was $16,004,000 or $2.01 per diluted share, an increase of $3,660,000 or 30% over the $12,344,000 or $1.63 per diluted share reported for the trailing twelve months ended June 30, 2004.

Return on average assets ("ROA") was 1.35% for both the quarter and six- month period ended June 30, 2005 as compared to 1.35% and 1.32% for the second quarter and six-month period ended June 30, 2004, respectively. Excluding terminated merger expenses, ROA was 1.42% and 1.39% for the quarter and six- month period ended June 30, 2005, respectively, as compared to 1.39% and 1.32% for the second quarter and six-month period ended June 30, 2004, respectively.

The Company's return on average equity ("ROE") was 14.12% for the second quarter and 14.38% for the six-month period ended June 30, 2005 as compared to 14.94% and 14.84% for the second quarter and six-month period ended June 30, 2004. Excluding terminated merger expenses, ROE was 14.93% for the second quarter and 14.80% for the six-month period ended June 30, 2005 as compared to 14.94% and 14.84% for the second quarter and six-month period ended June 30, 2004.

Return on tangible equity (which excludes average goodwill and other intangible assets from average equity) was 19.87% for the second quarter and 20.44% for the six-month period ended June 30, 2005, as compared to 22.90% and 23.02% for the second quarter and six-month period ended June 30, 2004. Excluding terminated merger expenses, return on tangible equity was 21.14% for the second quarter and 21.10% for the six-month period ended June 30, 2005 as compared to 22.90% and 23.02% for the second quarter and six-month period ended June 30, 2004.

Loan and Deposit Growth

Total assets ended the second quarter 2005 at a record high of $1.26 billion. This represents an $84 million, or 7%, increase over June 30, 2004. The Company has continued its record of strong loan growth. Total gross loans grew to $997 million, an increase of $124 million, or 14%, over a year ago. Total deposits grew to a record $1.04 billion, which represents a $43 million, or 4%, increase over June 30, 2004. In comparing the quarter ended June 30, 2005 to the previous quarter ended March 31, 2005, average loans grew at an annualized rate of 15.6%, while deposits were essentially unchanged. As a result the Company's overnight investment in Fed Funds, which averaged $51.7 million in the first quarter of 2005, fell to $31.7 million on average in the second quarter of 2005.

The Company has deployed a series of strategies designed to increase deposit gathering which management expects will result in improved deposit growth in the coming periods. The Company also currently has over $100 million available in term liquid resources primarily through the Federal Home Loan Bank.

Net Interest Income Reaches Record High

Net interest income increased by $1.77 million, or 14%, over the second quarter of 2004. The Company's reported net interest margin (on a fully tax equivalent basis) of 5.33% was up 22 basis points ("bps") from the second quarter 2004. For the six-month period ended June 30, 2005, net interest income increased $3.33 million, or 13%, and the net interest margin (on a fully tax equivalent basis) of 5.31% was up 10 basis points from the same period in 2004.

Recent increases in market interest rates have reduced the balance of loans at rate floors to approximately 19% at June 30, 2005 from a high of 46% at December 31, 2003. Essentially all of loans currently at floors will reprice as time elapses and are not dependent on future increases in market interest rates. As a result, the yield on loans rose 35 bps as compared to the second quarter of 2004 to 7.03%. During this period cost of funds rose 39 bps to 1.47%. The average loan to deposit ratio increased from 91.9% in the second quarter of 2004 to 96.7% in the second quarter of 2005.

A portion of net interest margin expansion is due to the higher loan top deposit ratio and the resulting effect on the mix of earning assets. Federal funds averaged $32 million in the second quarter of 2005 as compared to $52 million and $58 million in the first quarter of 2005 and the second quarter of 2004 respectively. This decrease in overnight federal funds as a percentage of earning assets increased the margin by approximately 10 bps in the second quarter as compared to the second quarter of 2004 and 8 bps as compared to the first quarter of 2005.

The net interest margin expanded in the second quarter of 2005 as compared to the first quarter of 2005 by 5 bps as a result of a higher loan to deposit ratio and increase in the prevailing market rates. The yield on earning assets increased 25 bps in the second quarter as compared to the first quarter of 2005 while the cost of funds increased 20 bps to 1.47%.

Asset Quality

Credit quality remains strong with $531,000 or 0.05% loan delinquencies between 30 and 89 days as of June 30, 2005 compared to $86,000 or 0.01% loan delinquencies as of June 30, 2004. Non-performing assets (delinquent loans 90 days and over and REO) as of June 30, 2005 totaled $1,583,000 or 0.13% of total assets, compared to $1,272,000 or 0.11% of total assets at June 30, 2004. The allowance for loan losses totaled $14.8 million, or 1.48% of loans outstanding at June 30, 2005, compared to $12.7 million, or 1.45%, a year ago. The Company recorded net recoveries of $31,000 in the second quarter of 2005 as compared to net charge-offs of $148,000 in the same period of 2004. For the six-month period ended June 30, 2005, the Company recorded net recoveries of $83,000 as compared to net charge-offs of $178,000 for the same period of 2004.

Other Income / Expense and the Efficiency Ratio

The growth in net interest income of 14% for the quarter was complemented by an increase in non-interest income of 30%, which was principally attributable to a $291,000 gain on the sale of SBA loans, a settlement of $275,000 from a historical contract dispute, increased investment service fee income of $162,000 and increased service charges and fees of $112,000, which were offset by a decrease in gains on mortgage loans of $93,000.

Total operating expenses increased $2.2 million or 24.2% in the second quarter of 2005 as compared to the same period in 2004. Included in the results of the second quarter of 2005 was approximately $107, 000 in operating losses incurred by the three denovo branches opened in the fourth quarter of 2004 (as compared to $160,000 in the first quarter of 2005), a reserve for a check fraud loss of $100,000, terminated merger expenses of $400,000 related to the terminated Gold Country Financial Services transaction and approximately $370,000 in compensation expense related to the retirement of the Company's former Chief
Operating Officer. As a result of these costs, total operating expenses, excluding amortization of core deposit intangibles and terminated merger expenses, grew at a faster rate (19.7%) in the second quarter than fully tax equivalent net revenue (16.9%) resulting in a negative impact on the efficiency ratio, which increased from 55.6% in the second quarter of 2004 to 56.9% in the second quarter of 2005.

In addition to growth in net interest income of 13.4% for the six-month period ended June 30, 2005, the Company grew non-interest income by 16% primarily due to the SBA gains, the contract settlement outlined above and increased deposit service charges and fees of $103,000. Total operating expenses increased $3.2 million or 18.4% in the first six months of 2005 as compared to the same period of 2004. Total operating expenses, excluding amortization of core deposit intangibles and terminated merger expenses, grew at a faster rate (16.0% for the six-month period) than fully tax equivalent net revenue (13.9%) resulting in a negative impact on the efficiency ratio, which increased from 55.8% in the first six months of 2004 to 56.8% in the same period of 2005.

Other Information and Disclaimers

Western Sierra Bancorp is comprised of Western Sierra National Bank, Lake Community Bank, Central California Bank and Auburn Community Bank. The Company operates twenty-nine branches and four loan production facilities in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Calaveras, Amador, Contra Costa, Tuolumne and Butte.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties. Actual results (including but not limited to programs that have been deployed to improve deposit growth) may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Company is not obligated to update these forward looking statement sat any time.

                     Western Sierra Bancorp and Subsidiaries
                        Consolidated Statements of Income
                  (dollars in thousands, except per share data)

                                       Three Months Ended                                Six Months Ended
                                            June 30,                                          June 30,
                         ---------------------------------------------     ---------------------------------------------
(Unaudited)                   2005             2004          Growth %           2005              2004         Growth %
----------------------   -------------    -------------     ----------     -------------     -------------    ----------
Interest
 income:
  Interest and
   fees on
   loans                 $      17,225    $      14,392           19.7%    $      33,338     $      28,427          17.3%

  Interest on
   investment
   securities:
    Taxable                        505              386                              903               755
    Exempt from
     federal
     taxes                         418              390                              827               776
  Interest on
   Federal funds
   sold                            224              141                              536               194
      Total
       interest
       income                   18,372           15,308           20.0%           35,604            30,152          18.1%

Interest expense:
  Interest on
   deposits                      3,084            2,170                            5,755             4,174
  Interest on
   borrowed
   funds                           933              552                            1,649             1,109
      Total
       interest
       expense                   4,017            2,721           47.6%            7,404             5,283          40.1%

      Net
       interest
       income                   14,355           12,587           14.0%           28,200            24,869          13.4%

Provision for
 loan losses (LLP)                 460              600          -23.3%              910             1,310         -30.5%

      Net
       interest
       income
       after
       LLP                      13,895           11,987           15.9%           27,290            23,559          15.8%

Non-interest
 income:
  Service charges
   and fees                      1,332            1,220                            2,518             2,415
  Investment
   service
   fee income                      248               86                              378               377
  Net gain on
   sale and
   packaging of
   residential
   mortgage
   loans                         1,099            1,192                            2,032             2,047
  Gain on
   sale of
   government-
   guaranteed
   loans                           291               --                              403                --
  Loss on sale
   of investment
   securities                       --              (11)                              (3)              (11)
  Other income                     561              227                              812               453

    Total
     non-interest
     income                      3,531            2,713           30.2%            6,140             5,281          16.3%

Other expenses:
  Salaries and
   benefits                      5,902            4,881                           11,305             9,768
  Occupancy and
   equipment                     1,669            1,435                            3,280             2,787
  Other expenses                 2,915            2,414                            5,536             4,723
  Terminated
   merger
   expenses                        400               --                              400                --
  Amortization
   of core
   deposit
   intangibles                     180              180                              360               360
      Total
       other
       expenses                 11,066            8,910           24.2%           20,881            17,638          18.4%

      Income
       before
       income
       tax                       6,360            5,790            9.8%           12,549            11,202          12.0%

Income taxes                     2,269            2,109                            4,435             4,056
      GAAP net
       income            $       4,091    $       3,681           11.1%    $       8,114     $       7,146          13.5%

Terminated
 merger
 expense
 after
 tax                               233               --                              233                --

      GAAP net
       income
       excluding
       terminated
       merger
       expenses          $       4,324    $       3,681           17.5%    $       8,347     $       7,146          16.8%

GAAP net income
  Basic earnings
   per share             $        0.53    $        0.49            8.2%    $        1.06     $        0.95          11.6%
  Diluted
   earnings
   per share             $        0.51    $        0.47            8.5%    $        1.02     $        0.91          12.1%

GAAP net income
 excluding
 terminated
 merger expenses
  Basic earnings
   per share             $        0.56    $        0.49           14.3%    $        1.09     $        0.95          14.7%
  Diluted earnings
   per share             $        0.54    $        0.47           14.9%    $        1.05     $        0.91          15.4%

Shares used to
 compute Basic
 EPS                             7,713            7,554                            7,679             7,507
Shares used to
 compute Fully
 Diluted EPS                     7,955            7,870                            7,956             7,856

Average Loans            $     982,444    $     866,378           13.4%    $     964,102     $     852,007          13.2%

Average
 Investments             $     114,798    $     141,545          -18.9%    $     125,362     $     124,222           0.9%

Average
 Earning
 Assets                  $   1,097,242    $   1,007,923            8.9%    $   1,089,464     $     976,229          11.6%

Average
 Deposits                $   1,016,229    $     943,206            7.7%    $   1,016,839     $     911,211          11.6%

Average
 Non-interest
 Demand
 Deposits                $     279,283    $     241,998           15.4%    $     273,595     $     228,424          19.8%

Average
 Interest-
 bearing
 Liabilities             $     816,956    $     769,487            6.2%    $     814,389     $     750,344           8.5%

Average
 Assets                  $   1,219,660    $   1,119,879            8.9%    $   1,209,288     $   1,085,941          11.4%

Average
 Equity                  $     116,187    $      99,103           17.2%    $     113,765     $      96,843          17.5%

Return on
 Average
 Assets (GAAP)                    1.35%            1.32%                            1.35%             1.32%

Return on
 Average
 Equity (GAAP)                   14.12%           14.94%                           14.38%            14.84%

Return on
 Tangible
 Equity                          19.87%           22.90%                           20.44%            23.02%

Net Interest
 Margin (FTE)                     5.33%            5.11%                            5.31%             5.21%

Efficiency Ratio
 (FTE)                            56.9%            55.6%                            56.8%             55.8%

                     Western Sierra Bancorp and Subsidiaries
                           Consolidated Balance Sheet
                             (dollars in thousands)

                                June 30,       June 30,
(Unaudited)                       2005           2004         Growth %
---------------------------   ------------   ------------   ------------
ASSETS:
Cash and due from banks       $     45,146   $     38,382
Federal funds sold                  58,075         98,245
        Cash and cash
         equivalents               103,221        136,627         -24.5%

Interest-bearing deposits               --          4,000
Loans held for sale                  1,551          1,909
Investment securities:
  Trading                               37             31
  Available for sale
   (amortized cost
   $78,662 in 2005 and
   $86,076 in 2004)                 80,216         86,213
  Held to maturity
   (market value of
   $3,065 in 2005 and
   $3,839 in 2004)                   2,955          3,741
        Total investments           83,208         89,985          -7.5%
Portfolio loans:
  Real estate mortgage             649,314        548,629
  Real estate construction         216,645        186,380
  Commercial                       113,598        119,035
  Agricultural                      11,688         12,702
  Other Loans                        5,394          6,120
    Total gross loans              996,639        872,866           14.2%
  Deferred loan fees, net           (2,821)        (2,587)
  Allowance for loan losses        (14,780)       (12,661)
    Net portfolio loans            979,038        857,618           14.2%

Premises and equipment, net         21,366         19,637
Other real estate                       --             --
Goodwill and other
 intangible assets                  33,537         34,371
Other assets                        37,189         30,497
    Total Assets              $  1,259,110   $  1,174,644            7.2%

LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Non-interest bearing
 deposits                     $    289,426   $    267,453            8.2%
Interest bearing deposits:
    NOW, money market and
     savings                       341,836        363,031
    Time, over $100,000            241,185        198,633
    Other time                     168,098        168,504
      Total deposits             1,040,545        997,621            4.3%

Borrowed funds                      57,500         31,150
Subordinated debt                   37,116         36,496
Other liabilities                    3,932          8,700
      Total liabilities          1,139,093      1,073,967            6.1%

Shareholders' equity:
  Preferred stock-
   no par value;
   15,000,000 shares
   authorized; none issued              --             --
  Common stock- no par
   value; 15,000,000 shares
   authorized; issued -
   7,726,983 shares in 2005
   and 7,584,638 shares in
   2004                             69,793         67,348
  Retained earnings                 49,223         33,244
  Accumulated other
   comprehensive income              1,007             85
      Total shareholders'
       equity                      120,023        100,677           19.2%
      Total Liabilities and
       Shareholders'
       Equity                 $  1,259,110   $  1,174,644            7.2%

Allowance for loan
 losses to Gross Loans                1.48%          1.45%

Ending Delinquent Loans       $        531   $         86

Ending Non Performing
 Loans (non accrual
 and > 90 days)               $      1,583   $      1,272

Total Non Performing Loans
 and REO - Non Performing
 Assets                       $      1,583   $      1,272

YTD Net (Recoveries)
 Charge-offs
                              $        (83)  $        178

YTD Net (Recoveries)
 Charge-offs
 as a % of
 Avg Loans                           -0.02%          0.04%

Non Performing Assets
 as a % of Total Assets               0.13%          0.11%

Total Risk Based Capital
 To Risk Weighted Assets             13.05%         12.18%

Tier 1 Capital to Risk
 Weighted Assets                     11.80%         10.68%

Tier 1 Capital to Average
 Assets (Leverage Ratio)              9.82%          8.70%

SOURCE  Western Sierra Bancorp
    -0-                             07/18/2005
    /CONTACT: Gary D. Gall, or Anthony J. Gould, both for Western Sierra Bancorp, +1-530-677-5600/
    /Web site:  http://www.westernsierrabancorp.com /